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                                                                   EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report on the PRP, Inc. financial statements as of and for the three years in the period ended January 31, 1996 included in or made part of this Registration Statement.



                                        ARTHUR ANDERSEN LLP


Boston, Massachusetts
May __, 1998